Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED BY SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, pursuant to 18 U.S.C. § 1350, in his capacity as an officer of Diamond Offshore Drilling, Inc. (the “ Company ”), that, to his knowledge:

(1) the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 as filed with the U.S. Securities and Exchange Commission on the date hereof (the “ Report ”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 10, 2022

/s/ Bernie Wolford, Jr.
Bernie Wolford, Jr.
President and Chief Executive Officer of the Company

/s/ Dominic A. Savarino
Dominic A. Savarino
Chief Financial Officer of the Company